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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-31060 of El Paso Energy Corporation on Form S-4 of our report dated February 8, 2000, appearing in the Annual Report on Form 10-K/A of The Coastal Corporation for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP
Houston, Texas

March 16, 2000